                                                                               .
                                                                               .
                                                                               .
                                                                 Exhibit (g)(15)

                           FORM OF AMENDED SCHEDULE A

                                       to

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT

FUND                                                                  EFFECTIVE DATE
----                                                                  --------------
ING EQUITY TRUST
    ING Principal Protection Fund                                      June 2, 2003
    ING Principal Protection Fund II                                   June 2, 2003
    ING Principal Protection Fund III                                  June 2, 2003
    ING Principal Protection Fund IV                                   June 2, 2003
    ING Principal Protection Fund V                                    June 2, 2003
    ING Principal Protection Fund VI                                   June 2, 2003
    ING Principal Protection Fund VII                                   May 1, 2003
    ING Principal Protection Fund VIII*                               July 10, 2003

----------
* This Amended Schedule A will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.